EXHIBIT 5


              [Letterhead of Winthrop, Stimson, Putnam & Roberts]








                                              January 8, 1997




Arrow Electronics, Inc.
25 Hub Drive
Melville, New York 11747

Ladies and Gentlemen:

                   We have acted as counsel for Arrow Electronics, Inc., a New York corporation (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement") with respect to $500,000,000 aggregate principal amount of the Company's Debt Securities (the "Securities") for issuance from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"). The Securities will be issued pursuant to an indenture to be entered into between the Company and Bank of Montreal Trust Company, as trustee (the "Indenture").

                  In so acting, we have examined originals (or copies certified or otherwise identified to our satisfaction) of the Registration Statement, the form of Securities certificates, the form of the Indenture, the Amended and Restated Certificate of Incorporation and By-Laws of the Company as in effect on the date hereof, corporate and other documents, records and papers, certificates of public officials and certificates of officers of the Company. In rendering the opinion hereinafter set forth, we have assumed the validity of and relied upon the representations of officers of the Company as to certain factual matters relevant thereto.

                  On the basis of such examination,  it is our opinion, assuming
(i) the applicable provisions of the Securities Act, the Trust Indenture Act of 1939, as amended, and the securities or "blue sky" laws of various states shall have been complied with, (ii) the Indenture shall have been duly authorized, executed and delivered, and (iii) the Securities shall have been duly authorized, executed, authenticated and delivered against the consideration


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therefor to be set forth in the  supplement  or  supplements  to the  prospectus constituting a part of the Registration Statement:

                  The  Securities  will  be  legally  issued,   fully  paid  and
         non-assessable and will constitute the valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except as limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or other similar laws affecting creditors' rights and general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law), and the Securities will be entitled to the benefits of the Indenture.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Opinions" in the related prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                         Very truly yours,


                                         /s/ Winthrop, Stimson, Putnam & Roberts


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